Exhibit 99.1

Shutterstock Reports First Quarter 2015 Financial Results

First Quarter 2015 Highlights:

•                  Revenue increased 34% to $97.5 million

•                  Adjusted EBITDA increased 33% to $18.7 million, a 19% margin

•                  Non-GAAP Net Income per Diluted Share increased 25% to $0.25

•                  Revenue per download increased 17% and paid downloads increased 12%

•                  Image collection expanded 46% to 51.6 million images and 2.6 million video clips

New York - May 7, 2015 -  Shutterstock, Inc. (NYSE: SSTK), a leading global provider of commercial imagery and music, today announced financial results for the first quarter ended March 31, 2015.

“Shutterstock’s sustained operating momentum once again delivered strong financial growth in the first quarter,” said Founder and CEO Jon Oringer.  “We continue to build on our market leadership position as we focus on cultivating our vibrant marketplace for both contributors and customers.  Our robust first quarter results illustrate the inherent strength of our business model that allows us to invest appropriately while delivering consistent financial growth on both the top and bottom line.  We will continue to expand our product offerings, enhance our user experience and invest in unique technology so we can create additional benefits for our users and build long-term shareholder value.”

FIRST QUARTER RESULTS

Revenue

First quarter revenue of $97.5 million increased $24.7 million or 34% as compared to the first quarter of 2014 primarily due to a 17% increase in revenue per download from growth in both on-demand offerings and enterprise sales, as well as from a 12% increase in the number of paid downloads, mainly due to new customers.  First quarter results also included contributions from newly acquired businesses PremiumBeat and Rex Features.  Excluding contributions from newly acquired businesses and the impact of foreign currency, total Company revenue growth was approximately 30% in the first quarter.

Adjusted EBITDA

Adjusted EBITDA of $18.7 million increased $4.6 million or 33% as compared to the first quarter of 2014 as the 34% revenue growth was partially offset by an increase in operating expenses primarily from higher royalty costs associated with the increase in paid downloads.  Additionally, the first quarter of 2015 included higher personnel and marketing expenses to support growth, as well as operating costs associated with newly acquired businesses.  Excluding the contributions from newly acquired businesses and the impact of foreign currency, Adjusted EBITDA growth was approximately 45% in the first quarter.  Adjusted EBITDA is defined as net income adjusted for other (expense)/income, income taxes, depreciation, amortization, disposals and non-cash equity-based compensation.

Net Income

Net income available to common stockholders for the first quarter of $3.2 million ($0.09 per diluted share) decreased as compared to $4.9 million ($0.14 per diluted share) in the first quarter a year ago as the improved operating performance in the first quarter of 2015 was more than offset by an increase in non-

cash equity-based compensation expense, an unrealized non-cash loss associated with foreign currency movements and amortization of acquisition related intangible assets.

Non-GAAP net income, which excludes the after tax impact of non-cash equity-based compensation, the amortization of acquisition related intangible assets and changes in fair value of contingent consideration related to acquisitions, was $9.0 million ($0.25 per diluted share) for the first quarter, an increase of 25% as compared to $7.2 million ($0.20 per diluted share) in the first quarter of 2014.

Cash

Free cash flow was $18.8 million for the first quarter, an increase of $14.0 million from the first quarter of 2014 driven by lower capital expenditures and improved operating performance.  Free cash flow is defined as cash provided by operating activities adjusted for capital expenditures and content acquisition.

The Company’s cash, cash equivalents and short term investments totaled $245.5 million at March 31, 2015 as compared to $288.3 million as of December 31, 2014.  The Company generated $21.8 million of cash from operations in the first quarter of 2015 which was more than offset by cash paid for acquisitions of approximately $65 million.

OTHER ITEMS

On January 19, 2015, the Company completed its previously announced acquisition of Rex Features, the largest independently owned photographic press agency in Europe, for approximately $33 million.

On January 22, 2015, the Company completed its previously announced acquisition of PremiumBeat, a leading provider of exclusive, high-quality music and sound effects, for approximately $32 million.

OPERATING METRICS

	Three Months Ended March 31,
	2015	2014
	(in millions, except revenue per download)
Number of paid downloads	33.4	29.7
Revenue per download (1)	$2.87	$2.45
Images in our collection (end of period)	51.6	35.4

(1)  Revenue per download metric excludes the impact of revenue not associated with content downloads.

FINANCIAL OUTLOOK

The Company’s current expectations for the second quarter and full year 2015 are as follows:

Second Quarter 2015

•                  Revenue of $104 - $106 million

•                  Adjusted EBITDA of $19.5 - $20.5 million

•                  Non-cash equity-based compensation expense of approximately $8 million

•                  Effective tax rate of approximately 40%

•                  Capital expenditures of approximately $5 million

Full Year 2015

•                  Revenue of $436 - $444 million

•                  Adjusted EBITDA of $90 - $94 million

•                  Non-cash equity-based compensation expense of approximately $31 million

•                  Effective tax rate of approximately 40%

•                  Capital expenditures of approximately $18 million

NON-GAAP FINANCIAL MEASURES

Shutterstock considers adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, and free cash flow to be important financial indicators of the Company’s operational strength and the performance of its business. Shutterstock defines adjusted EBITDA as net income adjusted for other (expense)/income, income taxes, depreciation, amortization, disposals and non-cash equity-based compensation; adjusted EBITDA margin as adjusted EBITDA divided by revenue; non-GAAP net income as net income excluding the after tax impact of non-cash equity-based compensation, the amortization of acquisition-related intangible assets and changes in fair value of contingent consideration related to acquisitions; and free cash flow as cash provided by/(used in) operating activities adjusted for capital expenditures and content acquisition. These figures are non-GAAP financial measures and should be considered in addition to results prepared in accordance with generally accepted accounting principles (GAAP), and should not be considered as a substitute for, or superior to, GAAP results. In addition, adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, and free cash flow should not be construed as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

A reconciliation of the differences between adjusted EBITDA, non-GAAP net income, and free cash flow, and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the Consolidated Balance Sheets.

EARNINGS TELECONFERENCE INFORMATION

The Company will discuss its first quarter financial results during a teleconference today, May 7, 2015, at 8:30 AM ET.  The conference call can be accessed in the U.S. at (877) 474-9504 or outside the U.S. at (857) 244-7557 with the conference ID# 77549834.  A live audio webcast of the call will also be available simultaneously at http://investor.shutterstock.com.

Following completion of the call, a recorded replay of the webcast will be available in the investor relations section of Shutterstock’s website. A telephone replay of the call will also be available until May 14, 2015 in the U.S. at (888) 286-8010 or outside the U.S. at (617) 801-6888 with the conference ID# 74424390.

Additional investor information can be accessed at http://investor.shutterstock.com.

ABOUT SHUTTERSTOCK

Shutterstock, Inc. (NYSE:  SSTK), is a leading global provider of high-quality licensed photographs, vectors, illustrations, videos and music to businesses, marketing agencies and media organizations around the world. Working with its growing community of over 70,000 contributors, Shutterstock adds hundreds of thousands of images each week, and currently has more than 50 million images and 2 million video clips available.

Headquartered in New York City, with offices in Amsterdam, Berlin, Chicago, Dallas, Denver, London, Los Angeles, Montreal, Paris, San Francisco and Silicon Valley, Shutterstock has customers in more than 150 countries. The company also owns Bigstock, a value-oriented stock media agency; Offset, a high-end image collection; PremiumBeat a curated royalty-free music library; Rex Features, a premier source of editorial images for the world’s media; Skillfeed, an online marketplace for learning; and WebDAM, a cloud-based digital asset management service for businesses.

For more information, please visit www.shutterstock.com, and follow Shutterstock on Twitter or Facebook.

SAFE HARBOR PROVISION

Statements in this press release regarding management’s future expectations, predictions, beliefs, goals, intentions, plans, prospects or strategies including, without limitation, statements regarding Shutterstock’s future financial and operating performance on both a GAAP and non-GAAP basis and statements regarding Shutterstock’s ability to create additional benefits for its users and build long-term shareholder value, may constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors including risks related to any unforeseen changes to or the effects on liabilities, financial condition, future capital expenditures, revenue, expenses, net income or loss, synergies and future prospects; our inability to continue to attract and retain customers and contributors to our online marketplace for commercial digital imagery and music; a decrease in repeat customer purchases or in content contributed to our online marketplace; our inability to successfully operate in a new and rapidly changing market and to evaluate our future prospects; competitive factors; assertions by third parties of infringement or other violations of intellectual property rights by Shutterstock; our inability to increase market awareness of Shutterstock and our services; Shutterstock’s inability to increase the percentage of its revenues that come from larger companies; our inability to continue expansion into international markets and the additional risks associated with operating internationally; failure to respond to technological changes or upgrade Shutterstock’s website and technology systems; general economic conditions worldwide; our ability to successfully integrate acquisitions and the associated technology and achieve operational efficiencies; and other factors and risks discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as in other documents that may be filed by Shutterstock from time to time with the Securities and Exchange Commission.  As a result of such risks, uncertainties and factors, Shutterstock’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Shutterstock is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Media Contact:	Investor Contact:
Jennifer Bewley 917 563 4991 press@shutterstock.com	Craig Felenstein 212 598 9440 ir@shutterstock.com

Shutterstock, Inc.

Consolidated Statements of Operations

(In thousands, except for share and per share data)

(unaudited)

	Three Months Ended
	March 31,
	2015	2014

Revenue	$97,522	$72,777

Operating expenses:
Cost of revenue	39,526	29,108
Sales and marketing	25,105	19,276
Product development	10,684	7,777
General and administrative	13,972	7,546
Total operating expenses	89,287	63,707
Income from operations	8,235	9,070
Other (expense) income, net	(2,562)	50
Income before income taxes	5,673	9,120
Provision for income taxes	2,431	4,202
Net income	$3,242	$4,918
Less:
Undistributed earnings to participating stockholder	1	11
Net income available to common stockholders	$3,241	$4,907

Net income per basic share available to common stockholders:
Undistributed	$0.09	$0.14
Basic	$0.09	$0.14

Net income per diluted share available to common stockholders:
Undistributed	$0.09	$0.14
Diluted	$0.09	$0.14

Weighted average shares outstanding:
Basic	35,634,837	35,027,480
Diluted	36,193,192	35,838,853

Shutterstock, Inc.

Consolidated Balance Sheets

(In thousands, except par value amount)

(unaudited)

	March 31, 2015	December 31, 2014

ASSETS
Current assets:
Cash and cash equivalents	$190,479	$233,453
Short-term investments	54,992	54,844
Credit card receivables	3,737	2,451
Accounts receivable, net	22,714	15,251
Prepaid expenses and other current assets	12,722	12,141
Deferred tax assets, net	5,098	5,390
Total current assets	289,742	323,530
Property and equipment, net	27,143	26,744
Intangibles assets, net	31,595	4,934
Goodwill	53,508	10,186
Deferred tax assets, net	16,841	16,484
Other assets	1,939	1,899
Total assets	$420,768	$383,777

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,949	$5,334
Accrued expenses	27,064	25,073
Contributor royalties payable	16,527	11,933
Income taxes payables	945	—
Deferred revenue	83,685	75,789
Other liabilities	4,204	2,198
Total current liabilities	141,374	120,327
Deferred tax liability, net	4,139	—
Other non-current liabilities	13,441	12,017
Total liabilities	158,954	132,344

Commitment and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 35,823 and 35,603 shares outstanding as of March 31, 2015 and December 31, 2014, respectively	357	356
Additional paid-in capital	185,049	174,821
Accumulated comprehensive loss	(3,719)	(629)
Retained earnings	80,127	76,885
Total stockholders’ equity	261,814	251,433
Total liabilities and stockholders’ equity	$420,768	$383,777

Shutterstock, Inc.

Reconciliation of Non-GAAP Financial Information to GAAP

(In thousands, except for share and per share information)

(Unaudited)

The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended March 31,
	2015	2014

Net income	$3,242	$4,918
Add/(less):
(a)Depreciation and amortization	2,995	1,551
(b)Write-off of property and equipment	—	367
(c)Non-cash equity based compensation	7,508	3,137
(d)Other expense (income), net	2,562	(50)
(e)Provision for income taxes	2,431	4,202
Adjusted EBITDA (1)	$18,738	$14,125
Adjusted EBITDA per diluted common share	$0.52	$0.39

Weighted average diluted shares	36,193,192	35,838,853

	Three Months Ended March 31,
	2015	2014
Net income	$3,242	$4,918
(a)Non-cash equity based compensation, net of tax effect	4,820	2,208
(b)Amortization expense, net of tax effect	596	30
(c)Change in fair value of contingent consideration, net of tax effect	326	—
Non-GAAP net income	$8,984	$7,156
Non-GAAP net income per diluted common share	$0.25	$0.20

Weighted average diluted shares	36,193,192	35,838,853

	Three Months Ended March 31,
	2015	2014
Net cash provided by operating activities	$21,784	$15,629
Capital expenditures and content acquisition	(3,029)	(10,881)
Free cash flow	$18,755	$4,748

Adjusted EBITDA	$18,738	$14,125
Add/(less):
(a)Changes in operating assets and liabilities	6,840	12,296
(b)Provision for income taxes	(2,431)	(4,202)
(c)Deferred income taxes	189	(402)
(d)Excess tax benefit from exercise of stock options	99	(6,345)
(e)Provision for doubtful accounts/chargeback/sales refund reserves	396	107
(f)Other (expense) income, net	(2,562)	50
(g)Change in fair value of contingent consideration	515	—
Net cash provided by operating activities	$21,784	$15,629

(1)  Earnings/(loss) before other income/(expense), income taxes, depreciation, amortization, disposals, and non-cash equity based compensation.

SHUTTERSTOCK, INC.

SUPPLEMENTAL FINANCIAL DATA

(unaudited; in thousands)

Non-Cash Equity-Based Compensation

Included in the accompanying financial results are expenses related to non-cash equity-based compensation, as follows (in thousands):

	Three Months Ended
	March 31,
	2015	2014
Cost of revenue	$482	$249
Sales and marketing	1,318	902
Product development	2,369	949
General and administrative	3,339	1,037
Total	$7,508	$3,137

Amortization of Intangible Assets and Depreciation of Property and Equipment

Included in the accompanying financial results are expenses related to the amortization of intangible assets, as follows (in thousands):

	Three Months Ended
	March 31,
	2015	2014
Cost of revenue	$275	$8
General and administrative	668	39
Total	$943	$47

Included in the accompanying financial results are expenses related to the depreciation of property and equipment, as follows (in thousands):

	Three Months Ended
	March 31,
	2015	2014
Cost of revenue	$1,147	$897
General and administrative	905	607
Total	$2,052	$1,504

Historical Operating Metrics

	3/31/13	6/30/13	9/30/13	12/31/13	3/31/14	6/30/14	9/30/14	12/31/14	3/31/15

Number of paid downloads	22.4	24.3	25.4	28.0	29.7	31.5	31.2	33.5	33.4
Revenue per download (1)	$2.28	$2.33	$2.35	$2.43	$2.45	$2.52	$2.65	$2.68	$2.87
Images in collection (end of period)	25.1	27.3	29.7	32.2	35.4	38.8	42.7	46.8	51.6

(1)  Revenue per download metric excludes the impact of revenue not associated with content downloads.